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                                  EXHIBIT 21.1

             SUBSIDIARIES OF THE REGISTRANT ORION TECHNOLOGIES, INC.

                 Subsidiary Name                             State of Incorporation
---------------------------------------------------    ------------------------------

Continuing Operations
     Globalinx Corporation                                   Delaware
      Hancock Holdings, Inc.                                 Nevada
      Transactions Verification Systems, Inc.                Delaware
      Special Accounts Billing Group, Inc.                   Illinois

Discontinued Operations
      EZ Electronic Payment Systems                          Republic of Germany
      EPS Electronic Processing                              Republic of Germany



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